Exhibit 99.1
Perimeter Solutions Reports Third Quarter 2025 Financial Results
October 30, 2025
Third quarter Net Loss of $90.7M and Adjusted Net Income of $125.5M
Continued value driver execution drove third quarter Adjusted EBITDA of $186.3M
Third quarter Loss Per Diluted Share of $0.62 and Adjusted Earnings Per Diluted Share of $0.82
IMS add-on product lines acquired
Clayton, Missouri, October 30, 2025 – Perimeter Solutions, Inc. (NYSE: PRM) (“Perimeter,” “Perimeter Solutions,” or the “Company”), a leading global solutions provider for the Fire Safety and Specialty Products industries, today reported financial results for its third quarter ended September 30, 2025.
Third Quarter 2025 Results
•Net sales increased 9% to $315.4 million in the third quarter, as compared to $288.4 million in the prior-year quarter.
•Fire Safety net sales increased 9% to $273.4 million, as compared to $251.8 million in the prior year quarter.
•Specialty Products net sales increased 15% to $42.0 million, as compared to $36.6 million in the prior year quarter.
•Net loss during the third quarter was $90.7 million, or $0.62 loss per diluted share, as compared to net loss of $89.2 million, or $0.61 loss per diluted share in the prior year quarter.
•Third quarter non-GAAP adjusted earnings per diluted share was $0.82, as compared to non-GAAP adjusted earnings per diluted share of $0.75 in the prior year quarter.
•Adjusted EBITDA increased 9% to $186.3 million in the third quarter, as compared to $170.4 million in the prior year quarter.
•Fire Safety Segment Adjusted EBITDA increased 13% to $177.2 million, as compared to $157.5 million in the prior year quarter.
•Specialty Products Segment Adjusted EBITDA decreased 29% to $9.1 million, as compared to $12.9 million in the prior year quarter.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Year-to Date 2025 Results
•Net sales increased 16% to $550.1 million during the year-to-date period, as compared to $474.7 million in the prior year period.
•Fire Safety net sales increased 15% to $430.8 million, as compared to $375.5 million in the prior year period.
•Specialty Products net sales increased 20% to $119.3 million, as compared to $99.2 million in the prior year period.
•Net loss during the year-to-date period was $66.1 million, or $0.45 loss per diluted share, as compared to a net loss of $150.1 million, or $1.03 loss per diluted share in the prior year period.
•Non-GAAP adjusted earnings per share during the year-to-date period was $1.24, as compared to non-GAAP adjusted earnings per share of $0.99 in the prior year period.
•Adjusted EBITDA increased 20% to $295.7 million in the year-to-date period, as compared to $247.4 million in the prior year period.

•Fire Safety Segment Adjusted EBITDA increased 24% to $265.0 million, as compared to $212.9 million in the prior year period.
•Specialty Products Segment Adjusted EBITDA decreased 11% to $30.8 million, as compared to $34.5 million in the prior year period.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Capital Allocation
•On September 12, 2025, Perimeter’s Specialty Products segment acquired substantially all of the assets and technical data rights of certain product lines from a third party for a total purchase price of $12.0 million, incorporating the product lines into our IMS strategy.
•The Company invested $5.0 million in capital expenditures during the quarter ended September 30, 2025.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, October 30, 2025 to discuss financial results for the third quarter 2025. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter’s website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately three hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and using Access ID “13754059”. The telephonic replay will be available until November 29, 2025 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider for the Fire Safety and Specialty Products industries. The Company’s business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety segment is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety segment also offers specialized equipment and services, typically in conjunction with our fire management products to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of approximately 150 air tanker bases in North America, as well as many other customer locations globally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products segment includes operations that develop, produce and market products for non-fire safety markets. The Company’s largest end market application for our Specialty Products segment is Phosphorus Pentasulfide (“P2S5”) based lubricant additives. P2S5 is also used in pesticide and mining chemicals applications and emerging electric battery technologies. The Specialty Products segment also includes Intelligent Manufacturing Solutions (“IMS”), which is a manufacturer of electronic or electro-mechanical components of larger solutions. IMS has a flexible, vertically integrated production facility centered on its printed circuit board (“PCB”) line that allows it to acquire and produce a variety of product lines across a range of end markets, including large medical systems, communications infrastructure, energy infrastructure, defense systems, and industrial systems, with a substantial focus on aftermarket repair and replacement.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended

December 31, 2024. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, Inc.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$315,443	$288,417	$550,112	$474,737
Cost of goods sold	116,334	107,195	221,354	199,546
Gross profit	199,109	181,222	328,758	275,191
Operating expenses:
Selling, general and administrative expense	23,477	18,520	55,743	45,888
Amortization expense	15,199	13,765	43,902	41,291
Founders advisory fees - related party	247,684	184,176	263,954	253,097
Other operating expense	96	—	925	—
Total operating expenses	286,456	216,461	364,524	340,276
Operating loss	(87,347)	(35,239)	(35,766)	(65,085)
Other expense (income):
Interest expense, net	9,870	10,054	29,444	31,292
Foreign currency loss (gain)	6	(1,354)	(3,249)	163
Other (income) expense, net	(73)	151	(142)	252
Total other expense, net	9,803	8,851	26,053	31,707
Loss before income taxes	(97,150)	(44,090)	(61,819)	(96,792)
Income tax benefit (expense)	6,490	(45,077)	(4,316)	(53,283)
Net loss	(90,660)	(89,167)	(66,135)	(150,075)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(2,327)	10,637	29,678	4,105
Total comprehensive loss	$(92,987)	$(78,530)	$(36,457)	$(145,970)
(Loss) earnings per share:
Basic	$(0.62)	$(0.61)	$(0.45)	$(1.03)
Diluted	$(0.62)	$(0.61)	$(0.45)	$(1.03)
Weighted average number of shares outstanding:
Basic	146,803,539	145,222,189	147,923,437	145,247,477
Diluted	146,803,539	145,222,189	147,923,437	145,247,477

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$340,647	$198,456
Accounts receivable, net	106,688	56,048
Inventories	130,139	116,347
Prepaid expenses and other current assets	6,680	23,173
Total current assets	584,154	394,024
Property, plant and equipment, net	81,554	64,777
Operating lease right-of-use assets	31,281	17,298
Finance lease right-of-use assets	5,929	6,173
Goodwill	1,053,778	1,034,543
Customer lists, net	620,636	637,745
Technology and patents, net	183,112	173,307
Tradenames, net	84,466	87,365
Other assets, net	529	1,162
Total assets	$2,645,439	$2,416,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,542	$23,519
Accrued expenses and other current liabilities	71,875	30,450
Founders advisory fees payable - related party	151,582	6,677
Deferred revenue	9,647	1,842
Total current liabilities	263,646	62,488
Long-term debt, net	668,778	667,774
Operating lease liabilities, net of current portion	28,824	15,540
Finance lease liabilities, net of current portion	5,831	6,013
Deferred income taxes	95,750	152,203
Founders advisory fees payable - related party	352,455	240,083
Preferred stock	113,416	109,966
Preferred stock - related party	2,681	2,831
Other non-current liabilities	2,710	2,226
Total liabilities	1,534,091	1,259,124
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value per share, 4,000,000,000 shares authorized; 173,301,872 and 169,426,114 shares issued; 147,923,716 and 147,822,633 shares outstanding at September 30, 2025 and December 31, 2024, respectively	17	17
Treasury stock, at cost; 25,378,156 and 21,603,481 shares at September 30, 2025 and December 31, 2024, respectively	(168,197)	(127,827)
Additional paid-in capital	1,941,940	1,911,035
Accumulated other comprehensive loss	(9,554)	(39,232)
Accumulated deficit	(652,858)	(586,723)
Total stockholders’ equity	1,111,348	1,157,270
Total liabilities and stockholders’ equity	$2,645,439	$2,416,394

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(66,135)	$(150,075)
Adjustments to reconcile net loss to net cash provided by operating activities:
Founders advisory fees - related party (change in fair value)	263,954	253,097
Depreciation and amortization expense	53,610	49,215
Interest and payment-in-kind on preferred stock	5,499	5,292
Stock-based compensation	11,428	8,048
Non-cash lease expense	4,841	3,875
Deferred income taxes	(58,172)	663
Amortization of deferred financing costs	1,342	1,291
Foreign currency (gain) loss	(3,249)	163
Loss on disposal of assets	10	13
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(48,962)	(57,880)
Inventories	316	37,373
Prepaid expenses and current other assets	5,460	1,571
Accounts payable	6,639	1,375
Deferred revenue	7,805	8,792
Income taxes payable, net	33,049	21,510
Accrued expenses and other current liabilities	13,136	16,151
Founders advisory fees - related party (cash settled)	(6,677)	(2,702)
Operating lease liabilities	(3,363)	(2,426)
Finance lease liabilities	(367)	(374)
Other, net	(615)	(597)
Net cash provided by operating activities	219,549	194,375
Cash flows from investing activities:
Purchase of property and equipment	(22,599)	(9,071)
Purchase of intangible assets	(15,226)	—
Proceeds from short-term investments	—	5,383
Purchase of businesses, net of cash acquired	(22,000)	—
Net cash used in investing activities	(59,825)	(3,688)
Cash flows from financing activities:
Common stock repurchased	(40,370)	—
Ordinary shares repurchased	—	(14,420)
Proceeds from exercises of options	19,477	—
Principal payments on finance lease obligations	(689)	(544)
Net cash used in financing activities	(21,582)	(14,964)
Effect of foreign currency on cash and cash equivalents	4,049	54
Net change in cash and cash equivalents	142,191	175,777
Cash and cash equivalents, beginning of period	198,456	47,276
Cash and cash equivalents, end of period	$340,647	$223,053
Supplemental disclosures of cash flow information:
Cash paid for interest	$19,870	$20,286
Cash paid for income taxes	$28,237	$31,414

Non-GAAP Financial Metrics

The Company provides non-GAAP financial measures for Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share data as supplemental information regarding the Company’s business performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses these non-GAAP financial measures when it internally evaluates the performance of its business and makes operating decisions, including internal operating budgeting, performance measurement, and discretionary compensation.

Adjusted EBITDA

Adjusted EBITDA is defined as (loss) income before income taxes plus net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense and (v) foreign currency loss (gain). To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company’s operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net (loss) income, operating (loss) income, cash flows provided by operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Loss before income taxes	$(62,022)	$(35,128)	$(97,150)	$(27,398)	$(16,692)	$(44,090)
Depreciation and amortization	14,433	4,360	18,793	12,819	3,625	16,444
Interest and financing expense	5,956	3,914	9,870	9,848	206	10,054
Founders advisory fees - related party	213,008	34,676	247,684	158,391	25,785	184,176
Non-recurring expenses (1)	557	5	562	1,427	407	1,834
Acquisition costs	2	31	33	—	—	—
Stock-based compensation expense	5,234	1,285	6,519	2,297	1,015	3,312
Foreign currency loss (gain)	42	(36)	6	95	(1,449)	(1,354)
Adjusted EBITDA	$177,210	$9,107	$186,317	$157,479	$12,897	$170,376

(1) For the three months ended September 30, 2025, $0.6 million was related to restructuring and other non-recurring costs. For the three months ended September 30, 2024, $1.7 million was related to the redomiciliation of the Company from Luxembourg to Delaware (the “Redomiciliation Transaction”) and other non-recurring Luxembourg related costs, and $0.1 million was related to other non-recurring costs.

(Unaudited)	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Loss before income taxes	$(30,212)	$(31,607)	$(61,819)	$(81,432)	$(15,360)	$(96,792)
Depreciation and amortization	40,818	12,792	53,610	38,507	10,708	49,215
Interest and financing expense	18,090	11,354	29,444	29,860	1,432	31,292
Founders advisory fees - related party	227,000	36,954	263,954	217,663	35,434	253,097
Non-recurring expenses (1)	818	690	1,508	1,816	581	2,397
Acquisition costs	98	764	862	—	—	—
Stock-based compensation expense	8,817	2,611	11,428	5,813	2,235	8,048
Foreign currency (gain) loss	(475)	(2,774)	(3,249)	650	(487)	163
Adjusted EBITDA	$264,954	$30,784	$295,738	$212,877	$34,543	$247,420

(1) For the nine months ended September 30, 2025, $0.4 million was related to the Redomiciliation Transaction and $1.1 million was related to restructuring and other non-recurring costs. For the nine months ended September 30, 2024, $2.2 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, and $0.2 million was related to other non-recurring costs.

Adjusted Net Income and Adjusted Earnings Per Share

The computation of Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income divided by adjusted diluted shares. Adjusted Net Income is defined as net (loss) income plus amortization, certain non-recurring, unusual or non-operational items, and the tax impact of these non-GAAP adjustments. These adjustments include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense and (v) foreign currency loss (gain). Adjusted diluted shares is the weighted average diluted shares outstanding, adjusted by adding dilution for options and warrants excluded under U.S. GAAP due to a net loss, less dilution related to founders advisory fees. To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted Net Income and Adjusted EPS, which are non-GAAP measures used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EPS and Adjusted Net Income should not be considered alternatives to GAAP (loss) earnings per share (“GAAP EPS”), net (loss) income, operating (loss) income, cash flows provided by operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands, except share and per share data).

(Unaudited)	Three Months Ended September 30,
	2025	2024
GAAP net loss	$(90,660)	$(89,167)
Adjustments:
Amortization	15,199	13,765
Founders advisory fees - related party	247,684	184,176
Non-recurring expenses (1)	562	1,834
Acquisition costs	33	—
Stock-based compensation expense	6,519	3,312
Foreign currency loss (gain)	6	(1,354)
Tax impact of non-GAAP adjustments (2)	(53,796)	(1,947)
Adjusted Net Income	$125,547	$110,619

Shares used in computing GAAP Earnings Per Share (diluted)	146,803,539	145,222,189
Options (3)	6,856,989	1,540,658
Shares underlying Founders fixed advisory fees (4)	—	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	153,660,528	146,762,847

GAAP (Loss) Earnings Per Share (diluted)	$(0.62)	$(0.61)
Adjusted Earnings Per Share (diluted)	$0.82	$0.75
____________________

(1) For the three months ended September 30, 2025, $0.6 million was related to restructuring and other non-recurring costs. For the three months ended September 30, 2024, $1.7 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, and $0.1 million was related to other non-recurring costs.

(2) The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3) The Company adds back the dilutive impact of options if amounts were excluded for purposes of GAAP EPS due to a GAAP net loss during the period.
(4) As of September 30, 2025, a maximum of 2.4 million shares were issuable within 12 months under the Founders fixed advisory fee.
(5) Based on period end market prices as of September 30, 2025, a maximum of 10.7 million shares were issuable within 12 months under the Founders variable advisory fee.

(Unaudited)	Nine Months Ended September 30,
	2025	2024
GAAP net loss	$(66,135)	$(150,075)
Adjustments:
Amortization	43,902	41,291
Founders advisory fees - related party	263,954	253,097
Non-recurring expenses (1)	1,508	2,397
Acquisition costs	862	—
Stock-based compensation expense	11,428	8,048
Foreign currency (gain) loss	(3,249)	163
Tax impact of non-GAAP adjustments (2)	(65,490)	(10,579)
Adjusted net income	$186,780	$144,342

Shares used in computing GAAP Earnings Per Share (diluted)	147,923,437	145,247,477
Options (3)	3,077,983	513,553
Shares underlying Founders fixed advisory fees (4)	—	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	151,001,420	145,761,030

GAAP (Loss) Earnings Per Share (diluted)	$(0.45)	$(1.03)
Adjusted Earnings Per Share (diluted)	$1.24	$0.99
____________________

(1) For the nine months ended September 30, 2025, $0.4 million was related to the Redomiciliation Transaction, and $1.1 million was related to restructuring and other non-recurring costs. For the nine months ended September 30, 2024, $2.2 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, and $0.2 million was related to other non-recurring costs.

(2) The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3) The Company adds back the dilutive impact of options if amounts were excluded for purposes of GAAP EPS due to GAAP net loss during the period.
(4) As of September 30, 2025, a maximum of 2.4 million shares were issuable within 12 months under the Founders fixed advisory fee.
(5) Based on period end market prices as of September 30, 2025, a maximum of 10.7 million shares were issuable within 12 months under the Founders variable advisory fee.